UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): October 12, 2007

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2007, HearUSA, Inc. (the “Company”) filed a Current Report on Form 8-K, reporting that Ken Schofield, Chief Operating Officer, was leaving the Company. On October 12, 2007, the Company and Mr. Schofield entered into a separation agreement pursuant to which the parties set forth the terms of Mr. Schofield’s separation from the Company. The separation agreement provides for a separation date of October 12, 2007 and a total separation amount of $301,547.50, including forgiveness of $60,000 of loans from the Company to Mr. Schofield, an initial cash payment to Mr. Schofield of approximately $30,000 and then regular bi-weekly payments until the full amount is paid. The Company agreed to assist Mr. Schofield with COBRA payments for twelve months and to extend the time for Mr. Schofield to exercise vested options from 90 days to six months from the date of his separation. Effective October 12, 2007, Mr. Schofield’s employment agreement with the Company is terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: October 17, 2007	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: President & Chief Executive Officer